                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under 240.14a-12


                           SIZZLER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                 [SIZZLER LOGO]

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of Sizzler International, Inc. to be held at the Radisson Hotel at 6161 West Centinela Avenue, Culver City, California, on Wednesday, August 30, 2000 at 3:30 p.m. In the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we describe the matters expected to be acted upon at the Annual Meeting. We are enclosing our 2000 Annual Report on Form 10-K with this letter.

     Your vote is very important. Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible.

                                          Sincerely,

                                          /s/ Phillip D. Matthews
                                          Phillip D. Matthews

                                          Chairman of the Board

                          Sizzler International, Inc.
               6101 West Centinela Avenue, Culver City, CA 90230

                                 [SIZZLER LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 30, 2000

To the Stockholders of
Sizzler International, Inc.:

     The Annual Meeting of Stockholders of Sizzler International, Inc., a Delaware corporation (the "Company"), will be held at the Radisson Hotel at 6161 West Centinela Avenue, Culver City, California 90230, on Wednesday, August 30, 2000 at 3:30 p.m. for the following purposes:

          1. To elect two directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified.

          2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 30, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of Common Stock must be present in person or be represented by proxy. We hope that you will take this opportunity to take an active part in the affairs of the Company by voting on the business to come before the meeting, either by executing and returning the enclosed proxy in the postage paid, return envelope provided or by casting your vote in person at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Michael B. Green
                                          Michael B. Green
                                          Secretary

Culver City, California
July 28, 2000

                          SIZZLER INTERNATIONAL, INC.
                           6101 WEST CENTINELA AVENUE
                         CULVER CITY, CALIFORNIA 90230

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 30, 2000

                            SOLICITATION OF PROXIES

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Sizzler International, Inc., a Delaware corporation (the "Company"). The proxies are intended to be used at the Company's 2000 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting is to be held at 3:30 p.m. on Wednesday, August 30, 2000 at the Radisson Hotel at 6161 West Centinela Avenue, Culver City, California for the purposes set forth in the accompanying notice. This Proxy Statement is being mailed on or about July 28, 2000 to shareholders entitled to notice of and to vote at the Annual Meeting.

     A form of proxy is enclosed with this Proxy Statement. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted in favor of the election of the nominees named below under the heading "Election of Directors" to the Company's Board of Directors. If any of the nominees become unavailable as a candidate before his election, the proxies may be voted, in the discretion of the proxy holders, for the election of other nominees.

     The Company knows of no matters to be brought before the Annual Meeting other than the election of directors. If any matter other than the election of directors properly comes before the Annual Meeting, it is the intention of the proxy holders to vote the proxies in accordance with their best judgment.

     A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with Michael B. Green, Secretary of the Company, at 6101 West Centinela Avenue, Culver City, California 90230, or by appearing at the Annual Meeting and voting in person, or by giving a valid proxy bearing a later date.

                             RECORD DATE AND VOTING

     Only stockholders of record at the close of business on June 30, 2000 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of June 30, 2000, a total of 27,981,286 shares of the Company's Common Stock was outstanding, all of which are entitled to be voted at the meeting.

     Each share is entitled to one vote on any matter that may be presented for consideration. The presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company's outstanding Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

     The Company will appoint one or more inspectors to act at the Annual Meeting. The inspector's duties will include determining the shares represented at the Annual Meeting and the presence (or absence) of a quorum and tabulating the votes of shareholders.

     Abstentions may be specified as to any proposal to be brought before the Annual Meeting other than the election of directors. Each abstention will be counted for the purpose of determining the presence of a quorum for the transaction of business and as a vote against such proposal. If a broker, bank, custodian, nominee or other record holder of Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares, the shares held by such record holders will be considered "broker nonvotes." Broker nonvotes will be counted for purposes of determining the presence of a quorum for the transaction of business, but will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

     EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                         INFORMATION ABOUT THE COMPANY

     The Company (together with its subsidiaries) owns and operates, and franchises to others, restaurants that do business under the Sizzler(R) service mark in the United States and abroad. Sizzler(R) restaurants operate in the mid-scale casual dining market and feature a selection of grilled steak, chicken and seafood entrees, sandwiches and specialty platters as well as a fresh fruit and salad bar in a family environment. The Company also operates Kentucky Fried Chicken(R) ("KFC(R)") restaurants in Queensland, Australia.

     The Company has entered into an agreement to acquire an 82% interest in an eight-unit chain of restaurants in the San Diego and Phoenix markets that do business under the trade name "Oscar's." Oscar's restaurants operate in the mid-scale casual dining market and feature a selection of pizza, pasta, chicken, ribs and salad entrees.

     The Company was incorporated on January 18, 1991 in connection with a reorganization of its then parent company Collins Foods International, Inc. ("CFI") undertaken in contemplation of CFI's merger with PepsiCo, Inc. As part of the reorganization, the Company's Common Stock was distributed to stockholders of CFI. In addition, as part of the transaction, the Company acquired the remaining outstanding shares of common stock of its 66%-owned subsidiary Sizzler Restaurants International, Inc. ("SRI"), which became the Company's wholly-owned subsidiary. On June 2, 1996, the Company, SRI and three other subsidiaries filed for protection from creditors under Chapter 11 of the federal Bankruptcy Code. The cases involving the Company and its debtor subsidiaries were jointly administered under Case No. 96-16075AG before the U.S. Bankruptcy Court for the Central District of California (the "Bankruptcy Proceedings"). By September 23, 1997, the Company and its debtor subsidiaries had confirmed and commenced the effective date of their respective plans of reorganization. The interests of the stockholders of the Company were not impaired under these plans of reorganization. By end of calendar year 1998, final decrees had been entered in all of the Bankruptcy Proceedings except the case involving SRI.

                             PRINCIPAL STOCKHOLDERS

     As of June 30, 2000, according to filings with the Securities and Exchange Commission and to the best knowledge of the Company, the following persons are the beneficial owners of more than 5% of the outstanding shares of the Common Stock of the Company.

                                                              AMOUNT AND NATURE OF        PERCENT
                                                                   BENEFICIAL                OF
                   NAME AND ADDRESS                               OWNERSHIP(1)            CLASS(2)
                   ----------------                           --------------------        --------
James A. Collins                                                  3,814,911(3)              13.2%
6101 West Centinela Avenue
Culver City, California 90230
FMR Corp. ("FMR")                                                 2,860,600(4)               9.9%
82 Devonshire Street
Boston, Massachusetts 02109
Capital Guardian Trust Co. ("CGCI")                               2,283,100(5)               7.9%
333 South Hope Street
Los Angeles, California 90071
Dimensional Fund Advisors Inc.("DFAI")                            1,581,934(6)               5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

---------------
(1) Unless otherwise indicated, possesses sole voting and dispositive power for all shares of Common Stock the beneficial ownership of which is ascribed.

(2) In accordance with rules of the Securities and Exchange Commission, percentages were calculated on the basis of the amount of outstanding shares, excluding shares held by or for the account of the Company, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(3) Does not include 334,483 shares of Common Stock held by an independent trustee for the benefit of Mr. Collins' adult children, as to which shares Mr. Collins disclaims beneficial ownership.

(4) In its filing with the Securities and Exchange Commission, FMR reported having sole dispositive power, but sole voting power only for 104,800 shares of Common Stock. Edward C. Johnson 3d is Chairman of FMR and reported owner of 12% of the aggregate outstanding voting stock of FMR, and Abigail P. Johnson is a director of FMR and reported owner of 24.5% of such voting stock.

(5) In its filing with the Securities and Exchange Commission, CGCI reported having sole dispositive power, but sole voting power only for 1,697,400 shares of Common Stock. The Company has been advised that CGCI disclaims beneficial ownership of any Common Stock. According to its SEC filings, CGCI may be deemed to be a beneficial owner of the shares as a result of serving as the investment manager of various institutional accounts.

(6) DFAI and its affiliates disclaim beneficial ownership of any Common Stock. According to their SEC filings, DFAI and its affiliates may be deemed to be beneficial owners of the shares as a result of serving as investment adviser and investment managers of various portfolios.

                             ELECTION OF DIRECTORS

     Each nominee for election to the Board of Directors receiving the greatest number of votes, up to the number of directors then to be elected, will be the person elected as a director of the Company. The Company's Certificate of Incorporation permits cumulative voting with respect to the election of directors. Although the proxy holders do not presently intend to cumulate votes, if one or more shareholders give notice at the Annual Meeting, prior to voting, of an intention to cumulate for a nominated director, then all shares may be voted cumulatively. Cumulative voting means that each share is entitled to a number of votes equal to the number of directors to be elected. Such votes may be cast for one nominee or distributed among two or more nominees.

     On the date of the 2000 Annual Meeting, the Board of Directors will consist of seven members, divided into three classes. The term of Class III (consisting of two members) expires at the 2000 Annual Meeting, the term of Class I (consisting of two members) expires at the 2001 Annual Meeting, and the term of Class II (consisting of three members) expires at the 2002 Annual Meeting. The Board of Directors has nominated incumbent directors Barry E. Krantz and Kevin
W. Perkins to serve as directors of the Company until the 2003 Annual Meeting.

     Certain information concerning the nominees and the incumbent directors whose terms continue after the Annual Meeting is set forth below:

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

            NAME AND AGE                PRESENT PRINCIPAL OCCUPATION AND FIVE YEAR BUSINESS EXPERIENCE
            ------------                --------------------------------------------------------------
CLASS III: If elected, term will expire in 2003
Barry E. Krantz (56).................  Director of the Company since 1997. Restaurant industry consultant since 1995. President and Chief Operating Officer,
                                       Family Restaurants Inc. (1994-1995). Chief Operating Officer,
                                       Restaurant Enterprises Group (1993-1994). President, Family
                                       Restaurant Division (1989-1994). Director, Fresh Choice, Inc. and
                                       Tam Restaurants, Inc.
Kevin W. Perkins (48)................  Executive Vice President of the Company and President and Chief
                                       Executive Officer of International Operations of the Company
                                       since 1997. Director of the Company (1994 to present). President and Chief Executive Officer of the Company (1994-1997).

       INCUMBENT DIRECTORS WHOSE TERMS CONTINUE AFTER THE ANNUAL MEETING

            NAME AND AGE                PRESENT PRINCIPAL OCCUPATION AND FIVE YEAR BUSINESS EXPERIENCE
            ------------                --------------------------------------------------------------
CLASS I: Term expires in 2001
James A. Collins (73)................  Chairman Emeritus of the Board of the Company since August 1999.
                                       Director of the Company and its predecessor CFI since 1968.
                                       Chairman of the Board of the Company and its predecessor CFI from
                                       1968 to August 1999. Chief Executive Officer of the Company from
                                       1997 until February 1999. Chief Executive Officer of CFI
                                       (1968-1987). Chairman of the Board, SRI (1982-1991).
Charles F. Smith (67)................  Director of the Company since 1995. President of Charles F. Smith
                                       & Co., Inc., an investment banking firm (1984 to present).
                                       Director, FirstFed Financial Corp., TransOcean Distribution, Ltd.
                                       and Jobtrak, Inc. Trustee, St. John's Hospital Foundation and
                                       Marymount High School.

CLASS II: Term expires in 2002
Charles L. Boppell (58)..............  President and Chief Executive Officer of the Company since
                                       February 1999. Director of the Company since April 1999.
                                       President and Chief Executive Officer of La Salsa Holding Co.
                                       (1993-1999). Director, Fresh Choice, Inc.
Phillip D. Matthews (62).............  Chairman of the Board of the Company since August 1999. Director of the Company since 1997. Lead Director and Chairman of the
                                       Executive Committee of Wolverine World Wide, Inc. since 1996.
                                       Chairman of the Board of Wolverine World Wide, Inc. (1993-1996).
                                       Chairman, Reliable Company (1993-1997). Director, Washington
                                       Mutual, Inc., and Wolverine World Wide, Inc.
Robert A. Muh (62)...................  Director of the Company since 1997. Chief Executive Officer of
                                       Sutter Securities, Inc. (1992-1997, 1998 to the present). Presi-
                                       dent, Financial Services International (1987-1992; 1997 to 1998).
                                       Trustee, Massachusetts Institute of Technology and San Francisco
                                       Ballet.

     Except as otherwise indicated, during the past five years none of the directors has been employed by or has carried on his or her occupation in, any corporation or organization which is a parent, subsidiary or other affiliate of the Company. James A. Collins, Kevin W. Perkins and Charles F. Smith were directors or executive officers of the Company at the time of the commencement of the Bankruptcy Proceedings.

              THE BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

     James A. Collins acted as Chairman of the Board during fiscal 2000 until August 17, 1999, at which time Mr. Collins became Chairman Emeritus and Phillip
D. Matthews became Chairman of the Board. The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee, and a Nominating Committee.

     At the end of fiscal 2000, the Company's Board of Directors consisted of seven directors, including the seven current directors.

     The Board of Directors of the Company met five times during fiscal 2000. Each director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees of the board on which he or she served.

     Charles F. Smith (Chairman) and Robert A. Muh comprised the Audit Committee during most of fiscal 2000. Phillip D. Matthews was appointed to the Audit Committee as its third member on April 14, 2000. The Audit Committee met four times during fiscal 2000. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent auditors, reviews the fee arrangements and scope of the annual audit, reviews the activities and recommendations of the Company's internal auditors and considers the comments of the independent auditors with respect to internal accounting controls.

     Phillip D. Matthews (Chairman), Barry E. Krantz and Robert A. Muh comprised the Compensation and Stock Option Committee, which met three times during fiscal 2000. The Compensation and Stock Option Committee approves officers' salaries, administers executive compensation plans, reviews and approves the grant of options and restricted stock and approves bonus schedules for Company employees.

     Robert A. Muh (Chairman), Phillip D. Matthews and James A. Collins comprised the Nominating Committee, which did not meet during fiscal 2000. The Nominating Committee has the responsibility of recommending candidates for election to the Board of Directors at the Annual Meeting of Stockholders and filling vacancies or newly created directorships. The Nominating Committee will consider nominees recommended by holders of the Company's Common Stock. Stockholders desiring to make recommendations should submit them in writing to the Company at its principal executive offices, marked to the attention of "Chairman, Nominating Committee."

     Under the Company's compensation policy for non-employee directors, each non-employee director is entitled to an annual retainer fee of $20,000 and a meeting fee of $1,000 for attending each meeting of the Board of Directors and each committee meeting not held in conjunction with a Board meeting. During fiscal 2000, the Company amended its policy to reflect the additional responsibilities of non-employee directors who act as board or committee chairs. As amended, the policy calls for the Chairman of the Board to receive an annual retainer fee of $25,000, the Chairman Emeritus to receive an annual retainer fee of $30,000, and each committee chairman to receive an annual retainer fee of $3,500 for each committee of which such director is a chairman. In addition, certain directors received compensation in fiscal 2000 for consulting or other services. See "Transactions with Directors and Management" below.

     The Company has a 1997 Non-Employee Directors Stock Incentive Plan (the "Directors' Plan"). Under the Directors' Plan, each director who is not an employee or officer of the Company or any of its parent or subsidiary corporations (a "Non-Employee Director") is entitled to receive options to purchase shares of the Company's Common Stock ("Options"). The Directors' Plan provides for the issuance of up to 400,000 shares of the Company's Common Stock pursuant to exercise of Options. Options consist of Initial Options, Annual Options, Designated Committee Options, and Deferred Fees Options.

     Initial Options. On the date that any person becomes a Non-Employee Director of the Company, such person is automatically granted an Option to purchase 1,000 shares of Common Stock (an "Initial Option"). The exercise price per share of an Initial Option is the fair market value per share of the Common Stock on the date of grant. Initial Options generally may not be exercised before the first anniversary of the date of grant. In addition, until the second anniversary of the date of grant, the holder of an Initial Option generally may not exercise more than 50% of the aggregate number of shares subject to such option.

     Annual Options. On the first business day of each calendar year during the term of the Directors' Plan, each eligible Non-Employee Director then in office is automatically granted an option (an "Annual Option"), the grant of which is such date in January, to purchase 2,000 shares of Common Stock at the fair market value of these shares on such date. Annual Options become exercisable no less than one year from the date of grant. To be eligible, a Non-Employee Director must not have been granted any discretionary options in lieu of Annual Options for the relevant calendar year. The following directors have been granted discretionary options in lieu of Annual Options and are not eligible for Annual Options through calendar year 2002: Barry Krantz, Phillip D. Matthews, Robert A. Muh, and Charles F. Smith.

     Designated Committee Options. Each Non-Employee Director that is a member of a "Designated Committee" is entitled to receive Designated Committee Options. In lieu of attendance or other cash fees from the Company for participation on such committee, each Designated Committee member is automatically granted, on the date of each meeting of the Designated Committee attended by such Director, a Designated Committee Option to purchase 1,000 shares of Common Stock. The exercise price per share of a Designated Committee Option is the fair market value per share of the Common Stock on the date of grant, less $2.00. Designated Committee Options are exercisable immediately upon the date of grant. Currently, there are no Designated Committees of the Board of Directors, and the Company does not expect to grant any additional Designated Committee Options.

     Deferred Fees Options. Each Non-Employee Director is entitled to elect to receive, in lieu of all or a specified portion of annual retainer fees for each of the remaining calendar years of his or her term (a "Plan Year"), an annual Deferred Fees Option. The number of shares of Common Stock subject to the Deferred Fees Option for each Plan Year is equal to the nearest number of whole shares determined in accordance with the following formula:

           Annual Retainer or percentage thereof
           -------------------------------------  =  Number of Shares
                  50% of Fair Market Value

     "Annual Retainer," as defined in the Directors' Plan, means the amount of fixed fees to which the Non-Employee Director is entitled for serving as a director of the Company in the relevant Plan Year. As defined, the Annual Retainer assumes no change in the director's compensation from that in effect as of the date in January on which the Option is granted. Annual Retainer does not include fees for attendance at meetings of the Board of Directors or any committee of the Board of Directors or for any other services to be provided to the Company. The fair market value of the Common Stock is determined as of the date of grant.

     The exercise price per share of a Deferred Fees Option is 50% of the fair market value per share of the Common Stock on the date of grant. In this manner, upon grant of a Deferred Fees Option the aggregate spread between the Option's exercise price and the value of the underlying Common Stock is equal to the amount of Annual Retainer fees the Non-Employee Director has elected to forego. Deferred Fees Options generally may not be exercised before the expiration of six months after the date of grant. In addition, until the end of the first anniversary of the date of grant, the holder of a Deferred Fees Option generally may not exercise more than 50% of the aggregate number of shares subject to such option.

                   TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

     The Company has entered into an employment agreement with its Chief Executive Officer. (See "Executive Compensation -- Employment Contracts.")

     On December 16, 1998, the Company granted director Charles F. Smith an option to purchase 50,000 shares of Common Stock. The option, unanimously approved by the Company's board of directors, was granted in recognition of the extraordinary amount of time and effort Mr. Smith had spent and would spend on the affairs and business of the Company, including providing guidance as to the Company's future strategic direction. The exercise price of the option is $.375. At the time of the grant, the fair market value of the Common Stock was approximately $2.25. The option vested as of the date of grant and became exercisable on June 16, 1999. The option expires unless exercised on or before 2008.

     The Company entered into a services agreement dated May 5, 1999 with director Charles F. Smith. Under the agreement, Mr. Smith is available to provide consulting services from time to time on a mutually agreed upon basis regarding corporate business asset dispositions and financings. The agreement is terminable by either party upon ten days' written notice. The agreement provides for compensation to Mr. Smith of $2,000 per day for services rendered and reimbursement of Mr. Smith's reasonable out of pocket expenses incurred at the Company's request. A total of approximately $34,000 was paid under the agreement during the 2000 fiscal year.

     During fiscal 2000, a subsidiary of the Company was party to a consulting agreement with Barry E. Krantz, a director of the Company. Under the agreement, Mr. Krantz provided marketing consulting services at an hourly rate. The agreement was terminable by the Company's subsidiary at any time and for any reason upon two weeks' notice. During the 2000 fiscal year, the Company paid Mr. Krantz an aggregate of approximately $103,000 of fees and expenses under the consulting agreement. The consulting agreement was terminated on September 30, 2000.

     The Company leases approximately 36,000 square feet of headquarters office premises from Pacifica Plaza Office Building, a limited partnership ("Pacifica"). James A. Collins, his spouse and his brother-in-law are among the partners of Pacifica, which was formed in 1979. Mr. Collins is the Company's Chairman Emeritus of the Board. Mr. Collins, his spouse and his brother-in-law, directly or indirectly, own a majority interest of Pacifica. Under the four-year lease, the Company is responsible for rent payments of approximately $34,000 a month during the period through December 1999 (except for an initial four months of abated rent), and approximately $42,000 a month thereafter through October 31, 2001. Base rent under the lease was predicated upon the terms of a sublease negotiated between the Company and Digital Equipment Corporation ("DEC"), a tenant of Pacifica. In lieu of a sublease between the Company and DEC, the Company elected to enter into a direct lease with Pacifica for the headquarters office premises upon the condition that DEC be responsible for the difference between rent under its former lease with Pacifica (plus utilities) and the Company's base rent under the lease. The Company believes these terms were competitive at the time it entered into the lease.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the equity securities of the Company beneficially owned by each director of the Company, each executive officer named in the Summary Compensation Table on page 12, and all directors and executive officers of the Company (including such named executive officers) as a group, except as otherwise noted, on June 30, 2000.

                                                                 AMOUNT AND NATURE
                                                              OF BENEFICIAL OWNERSHIP    PERCENT OF
                            NAME                               OF COMMON STOCK(1)(2)      CLASS(4)
                            ----                              -----------------------    ----------
DIRECTORS
Phillip D. Matthews.........................................            65,494                 *
James A. Collins............................................         3,814,911(3)           13.2%
Charles L. Boppell..........................................           250,000                 *
Barry E. Krantz.............................................            47,986                 *
Robert A. Muh...............................................            73,986                 *
Kevin W. Perkins............................................           247,740                 *
Charles F. Smith............................................           111,431                 *
EXECUTIVE OFFICERS NOT ALSO DIRECTORS
Steven R. Selcer (age 40)...................................            53,334                 *
Diane M. Hardesty (age 49)..................................            13,334                 *
Michael B. Green (age 54)...................................            26,000                 *
Christopher R. Thomas (age 51)..............................           160,832(5)              *
Ryan S. Tondro (age 52).....................................           125,000(6)              *
All Directors and Executive Officers as a group (13
  persons)..................................................         4,712,212              16.3%

---------------

 *  Less than one percent (1%) of class.

(1) Possesses sole voting and investment power.

(2) Includes shares issuable pursuant to options exercisable within 60 days of June 30, 2000 in the following amounts: Mr. Matthews -- 30,494, Mr. Boppell -- 200,000 shares, Mr. Krantz -- 27,986 shares, Mr. Muh -- 41,986, Mr. Perkins -- 60,000, Mr. Smith -- 91,431 shares, and all directors and executive officers as a group -- 477,731 shares.

(3) Does not include 334,483 shares of common stock held by an independent trustee for the benefit of Mr. Collins' adult children as to which shares Mr. Collins disclaims beneficial ownership.

(4) In accordance with rules of the Securities and Exchange Commission, percentages were calculated on the basis of the amount of outstanding shares, excluding shares held by or for the account of the Company, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(5) Stock ownership as of May 6, 1999 according to SEC filings. As of July 31, 1999, Mr. Thomas no longer serves as an executive officer of the Company.

(6) Stock ownership as of June 8, 1999 according to SEC filings. As of April 1, 2000, Mr. Tondro no longer serves as an executive officer of the Company.

SECTION 16(B) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any director, officer or beneficial owner of in excess of 10% of the Common Stock who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company, all such persons complied with all applicable filing requirements during fiscal 2000.

     The following Report of the Compensation and Stock Option Committee and the Performance Graph included in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or to be filed under either of such Acts.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     It is the duty of the Compensation and Stock Option Committee (the "Committee") to administer the Company's various compensation and incentive plans, including its 1997 Employee Stock Incentive Plan, the annual Management Incentive Plan and the Executive Supplemental Benefit Plan ("SERP"). In addition, the Committee reviews compensation levels in light of the performance of members of senior management, including the five most highly compensated executive officers. The Committee reviews all aspects of compensation for senior management with the Board of Directors.

     The Committee is composed entirely of independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. During fiscal 2000, the Compensation Committee consisted of Phillip D. Matthews (Chairman), Barry E. Krantz and Robert A. Muh.

     From time to time, the Company retains the services of outside compensation consulting firms to assist the Committee in connection with the performance of its various duties. These firms provide advice to the Committee with respect to the reasonableness of compensation paid to senior management of the Company. Typically, this advice takes into account how the Company's compensation programs compare to those of competing companies as well as the Company's performance. Members of the Committee also review compensation surveys and analysis provided by such firms, including material prepared by the Company's human resources personnel.

     During fiscal 2000, the Committee reviewed and approved severance arrangements for departing executives, FY99 bonus payments, and the FY00 bonus plan. The Committee also reviewed issues of SERP eligibility and prepared a proposed charter for the Committee.

SALARY

     The Committee makes salary decisions in a structured annual review. In the case of senior management other than the CEO, the decisions typically are based on recommendations from the CEO. Based on such recommendations, in fiscal 2000 the Committee approved salary increases for certain members of senior management, subject to the CEO's approval and/or adjustments.

     The salary of Charles L. Boppell, CEO of the Company was established at $350,000 pursuant to his employment agreement. The Committee believes that Mr. Boppell's salary is comparable to that of CEO's at competing companies.

BONUS PROGRAM

     The compensation policy of the Company, which is endorsed by the Committee, is that a substantial portion of the annual compensation of each officer relate to and must be contingent upon the performance of the Company or a business unit, the enhancement of shareholder value, and/or the individual contributions of each officer. As a result, much of an executive officer's potential compensation is "at risk" under an annual bonus compensation program.

     The Company's bonus compensation program is designed to motivate key managerial personnel who have the direct ability to influence short and long-term corporate results and to reward them for the successful achievement of corporate objectives. The program provides for the payment of bonuses based upon the attainment of certain corporate performance criteria, which are reviewed and annually reset by the Committee. For fiscal 2000, the program was tailored to each of the Company's functional management divisions: Sizzler USA, International-Corporate, International-Sizzler, International-KFC, and SII. For a division to be allocated any bonus for fiscal 2000, the division was required to achieve an "entry threshold" of targeted earnings before interest and taxes ("EBIT") or, in the case of divisions other than SII, earnings before interest, taxes, and parent company overhead allocations ("EBITPCOA"). If the entry threshold was achieved, the division would be allocated a bonus pool for distribution among the bonus program participants in the division. The amount of the allocation was equal to a percentage of the EBIT/EBITPCOA achieved by that division, and the precise percentage was determined in accordance with a scale that increased depending on the percentage (up to 100%) of targeted EBIT/EBITPCOA attained by the division. In addition, if any division attained in excess of 100% of its targeted EBIT/EBITPCOA, the amount of the bonus pool allocation was to be increased by an amount equal to 15% of such excess earnings. Each participant in a division that attained its targeted EBIT was entitled to receive a cash bonus equal to such individual's assigned bonus percent. Each participant's bonus percent was based on the individual's responsibilities and position with the Company.

     The Committee approved a fiscal 2000 cash bonus of $200,000 for Mr. Boppell in accordance with the foregoing formula.

STOCK OPTION PROGRAM

     The Committee strives to create a direct link between the long-term interests of executives and shareholders. Through the use of stock-based incentives, the Committee focuses the attention of its executives on managing the Company from the perspective of an owner with an equity stake. In fiscal 1999, the Committee considered and approved stock option grants aggregating 999,000 shares of Common Stock to members of management (other than the CEO and certain senior executive officers). The grant was made for fiscal 1999 and 2000, and no additional regular annual grant was made in fiscal 2000. The number of stock options received by each of the recipients generally was based on his or her responsibilities and relative position in the Company. The exercise price of these options equals the fair market value per share of the Company's stock on the date of grant, and the options are exercisable over a four year period.

     As part of his joining the Company as CEO as of February 8, 1999, Mr. Boppell was granted the option to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $2.19 a share, the fair market value per share as of the date of grant. The option vests and becomes exercisable over a five-year period, at the rate of 200,000 shares in each of fiscal 2000, 2001, 2002, 2003 and 2004. Mr. Boppell received no additional stock option grant in fiscal 2000.

     The Committee approved the grant of options to purchase an aggregate of 230,000 shares of the Company's Common Stock to certain senior executive officers who joined the Company in fiscal 2000. The exercise price of these options equals the fair market value per share of the Company's stock on the date of grant, and these options are exercisable over three years.

     Since no economic benefit is conferred by the stock options granted to the Company's officers unless stock prices rise, the Committee believes that the fiscal 1999 grants further the goals of increasing shareholder wealth and giving management a stake in the Company.

                                          Compensation and Stock Option
                                          Committee

                                          Phillip D. Matthews, Chairman
                                          Barry E. Krantz
                                          Robert A. Muh

July 28, 2000

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return for Sizzler stock with the comparable cumulative returns of (i) a broad market index: The Dow Jones Equity Market Index and (ii) a published industry or line of business index: The Dow Jones Entertainment and Leisure index. The graph covers the time period from the end of fiscal 1995 until the end of fiscal 2000. It assumes $100 invested on April 30, 1995 in Sizzler stock and $100 invested at that time in each of the indexes. The comparison assumes that all dividends are reinvested.

                                                                             DOW JONES TOTAL MARKET     DOW JONES ENTERTAINMENT &
                                                         SIZZLER                      INDEX                      LEISURE
                                                         -------             ----------------------     -------------------------
4/30/95                                                    100                         100                         100
4/30/96                                                     68                         131                         120
4/30/97                                                     45                         156                         123
4/30/98                                                     50                         224                         174
4/30/99                                                     32                         266                         194
4/30/00                                                     45                         298                         203

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                ANNUAL COMPENSATION                  COMPENSATION
                                       --------------------------------------   ----------------------
                                                                    OTHER       RESTRICTED
           NAME AND                                                 ANNUAL        STOCK        STOCK      ALL OTHER
      PRINCIPAL POSITION                                         COMPENSATION     AWARDS      OPTIONS    COMPENSATION
      AT APRIL 30, 2000         YEAR   SALARY($)   BONUS($)(1)      ($)(2)        ($)(3)        (#)         ($)(9)
      ------------------        ----   ---------   -----------   ------------   ----------   ---------   ------------
Charles L. Boppell(4).........  2000    350,000       42,526        --                --            --       2,322
Chief Executive Officer         1999     47,000           --        --                --     1,000,000          --
and Director
Kevin W. Perkins..............  2000    310,000      254,706        --                --            --          --
Chief Executive Officer/        1999    310,000      100,000        --                         120,000          --
International Division          1998    300,000      375,000        --                --            --          --
and Director
Steven R. Selcer(5)...........  2000    138,116           --        --                --        40,000         353
Vice President, Chief
Financial Officer
Diane M. Hardesty.............  2000    165,000       20,000        --                --            --       1,429
Vice President,                 1999         --           --        --                --        40,000          --
Human Resources &
Administration
Michael B. Green(6)...........  2000    149,567       41,100        --                --            --       2,364
Vice President,                 1999    125,048       40,600        --                --        25,000          --
General Counsel and Secretary   1998    115,350       85,000        --                --            --          --
Christopher R. Thomas(7)......  2000     83,462      227,015        --                --            --     495,205(10)
Former Executive Vice           1999    310,000      326,700        --                --       120,000          --
President and Chief             1998    300,000      561,700        --                --            --          --
Executive Officer/
Sizzler USA
Ryan S. Tondro(8).............  2000    165,271       75,457        --                --            --     190,560(11)
Former Vice President,          1999    167,000       77,390        --                --        50,000          --
Chief Financial Officer         1998    160,000      175,390        --                --            --          --
and Vice President,
Acquisitions

---------------
 (1) Includes both (a) a one-time cash bonus established in fiscal 1997 but not earned or paid until confirmation of the Company's bankruptcy plan of reorganization in fiscal 1998 and (b) a standard cash performance bonus for fiscal 1998.

 (2) Includes: a) automobile allowance and cost reimbursement, b) reimbursements for legal and tax assistance, and c) executive medical plan costs. Unless an amount is noted, Other Annual Compensation does not exceed the lesser of $50,000 or 10% of total salary and bonus for any named executive.

 (3) Restricted stock may be sold to eligible employees at the discretion of the Board of Directors for an amount that is not less than the par value of such shares. Dividends, when paid, are paid on all restricted stock. All restricted shares are subject to limitations on sale or other disposition thereof, which terminate upon the satisfaction of certain criteria established by the Board of Directors at the time of the sale. No restricted stock awards were made to any of the named executive officers during fiscal 1998, 1999 or 2000. As of the end of fiscal 2000, the aggregate restricted stock holdings remaining, valued as of the date of the end of fiscal 2000, are as follows: Mr. Perkins, 8,000 shares valued at $20,000.

 (4) Mr. Boppell became Chief Executive Officer of the Company on February 8, 1999, with salary and compensation commencing March 15, 1999.

 (5) Mr. Selcer became Vice President, Chief Financial Officer of the Company on August 17, 1999, with salary and compensation commencing August 3, 1999.

 (6) Mr. Green has been employed by the Company since 1995 and became Vice President, General Counsel and Secretary of the Company on August 17, 1999.

 (7) As of July 31, 1999, Mr. Thomas no longer serves as Executive Vice President, Finance or Chief Executive Officer, Sizzler USA.

 (8) Mr. Tondro acted as Vice President, Chief Financial Officer of the Company during fiscal 2000 until August 17, 1999 and as Vice President, Acquisitions thereafter until April 1, 2000. As of April 1, 2000, Mr. Tondro no longer serves as an officer of the Company.

 (9) Consists of the taxable portion of premiums on life insurance provided by the Company for Messrs. Boppell, Selcer and Green and Ms. Hardesty.

(10) Includes compensation paid to Mr. Thomas in connection with the termination of his employment. Excludes $400,000 of either cash or annuity contract cost, at Mr. Thomas' option, payable by the Company in connection with such termination but not paid in fiscal 2000.

(11) Includes compensation paid to Mr. Tondro upon termination of his employment.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth grants of options to purchase shares of the Company's Common Stock during the fiscal year ended April 30, 2000 to the executive officers named in the Summary Compensation Table:

                                                    INDIVIDUAL GRANTS
                         ------------------------------------------------------------------------
                             SECURITIES       TOTAL OPTIONS GRANTED    EXERCISE OR
                         UNDERLYING OPTIONS      TO EMPLOYEES IN          BASE        EXPIRATION       GRANT DATE
         NAME                CREATED(#)          FISCAL YEAR(%)        PRICE($/SH)       DATE       PRESENT VALUE($)
         ----            ------------------   ---------------------   -------------   -----------   -----------------
Charles L. Boppell.....            --                   --                    --            --                --
Kevin W. Perkins.......            --                   --                    --            --                --
Steven R. Selcer.......        40,000(1)              18.2%             $ 2.5625(2)     8/3/09           $60,516(3)
Diane M. Hardesty......            --                   --                    --            --                --
Michael B. Green.......            --                   --                    --            --                --
Christopher R.
  Thomas...............            --                   --                    --            --                --
Ryan S. Tondro.........            --                   --                    --            --                --

------------------

(1) Non-qualified stock option granted pursuant to the Company's 1997 Employee Stock Incentive Plan. The option becomes exercisable with respect to 13,334 shares on August 3, 2000, 13,333 shares on August 3, 2001, and 13,333 shares on August 3, 2002. The 1997 Employee Stock Incentive Plan has provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options.

(2) Based on the market price per share for the Company's Common Stock as of August 3, 1999, as reflected on the New York Stock Exchange.

(3) In accordance with rules of the Securities and Exchange Commission, the Company used the Black Scholes option pricing model to estimate the present value as of the grant date of the option. The Company cannot predict or estimate the future price of its Common Stock, and no option pricing model, including the Black Scholes model, can accurately determine the value of an option. Accordingly, the Company can make no assurance that the value realized by the officer, if any, will be at or near the value estimated in accordance with the Black Scholes model. The assumptions that the Company used for the valuation include: 64% price volatility, 5.5% weighted average risk-free rate of return, 0% dividend yield, and a single option exercise at the end of five years. The Company made no adjustment for non-transferability or risk of forfeiture.

EXECUTIVE SUPPLEMENTAL BENEFIT PLAN

     During fiscal 2000, the Company maintained an Executive Supplemental Benefit Plan ("SERP"). Under the SERP, the normal retirement date is the later of the participant's sixty-fifth birthday or the date the participant achieves 10 years of service under the SERP. Participants who retire at the normal retirement date are entitled to receive 65% of the average for their three highest years of earnings, comprised of base salary and standard bonus, but excluding any other cash bonus or form of remuneration, during the last five years of employment, reduced by 50% of the participant's primary social security benefit and by the annuitized value of the participant's account balance under the profit sharing portion of the Company's Employee Savings Plan. Such benefits are payable as a life and survivor annuity. Participants who retire between the ages of 55 and 65 and who have completed 15 years of service under the SERP are entitled to receive reduced benefits based on age and the number of years of service completed.

     The Company has not designated any new participants in the SERP since 1992 and currently no new participants are expected to be designated. Kevin W. Perkins is the only executive officer of the Company that has been designated as a participant in the SERP. Mr. Perkins has 20 years of service under the SERP.

EMPLOYMENT CONTRACT

     The Company is a party to a five-year employment agreement with Charles L. Boppell, its Chief Executive Officer. The agreement, entered into on February 8, 1999, sets forth Mr. Boppell's position and responsibilities with the Company. Under the agreement, Mr. Boppell is to receive a minimum annual base salary of $350,000 over the term of the agreement. The agreement entitles Mr. Boppell to participation in the Management Incentive Plan or other bonus program, disability benefits, and other fringe benefits and perquisites generally available to executive officers of the Company. The agreement expires on February 7, 2004.

     Under the employment agreement, the Company may terminate the executive's employment for cause. "For Cause" is defined to include the executive's (a) breach of his covenants contained in the agreement, (b) entry of a plea of guilty or nolo contendere for any crime involving moral turpitude or any felony punishable by imprisonment or his conviction of any such offense, (c) commission of any act of fraud related to his duties, and (d) willful misconduct, dishonesty or gross negligence in performance of his duties.

     The Company may terminate the executive's employment without cause upon thirty (30) days notice. Upon a termination without cause, the executive is entitled to termination benefits. The termination benefits include continuation payments, 18 months of health insurance benefits, and a prorated portion of his performance bonus for the year of his termination. The continuation payments, consisting of base salary plus average historical bonus, commence following the termination date and continue for one year (two years if the termination occurs before February 1, 2001).

     Mr. Boppell may terminate his employment with the Company on just grounds upon 30 days notice. "Just Grounds" is defined to include (a) any material breach by the Company of its covenants contained in the agreement, (b) a material reduction or expansion in the scope of Mr. Boppell's authority and duties and responsibilities inconsistent with his capacity as Chief Executive Officer, (c) a relocation of the Company's principal executive offices to a location more than 50 miles from its present location, or (d) a change in control in the ownership of the Company. Upon a termination for just grounds (other than a change in control of the Company), the agreement provides for the same termination benefits as would be provided upon a termination by the Company without cause. In the event of a change of control, the agreement entitles Mr. Boppell to a lump sum severance payment equal to two years of base salary and average historical bonus.

     In connection with the employment agreement, the Company granted to Mr. Boppell an option to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $2.19 a share. The option vests and becomes exercisable over a five-year period, at the rate of 200,000 shares in each of fiscal 2000, 2001, 2002, 2003 and 2004. The number of shares and the exercise price are subject to adjustment in certain events. In the event of termination of the employment agreement by the Company without cause, or termination by Mr. Boppell for just grounds, Mr. Boppell is entitled, in addition to any then vested options, to retain a prorated portion of optioned shares that would otherwise have vested during the year of his termination. In the event of a change of control in the Company, the agreement provides for the acceleration of the vesting and exercisability of the entire unvested portion of the grant.

     The following Report of the Audit Committee and the statements under "Audit Committee Charter" contained in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts, or be subject to Regulation 14A or 14C (other than as provided in Item 7 thereof) or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

                         REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Sizzler International, Inc.:

     We have reviewed and discussed with management the Company's audited financial statements as of and for the years ended April 30, 2000.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended April 30, 2000.

                                          Charles F. Smith, Chairman
                                          Phillip D. Matthews
                                          Robert A. Muh

July 28, 2000

                            AUDIT COMMITTEE CHARTER

     The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP was the Company's certified public accountant for the year ended April 30, 2000. During the past fiscal year, the Company also engaged Arthur Andersen LLP to render certain non-audit professional services, involving assistance on tax planning matters and general consultations. The appointment of auditors is approved annually by the Board of Directors based in part on the recommendation of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. Arthur Andersen LLP has been selected by the Audit Committee for the current year and the Board of Directors has approved this recommendation. Stockholder approval is not sought in connection with this selection. Each professional service performed by Arthur Andersen LLP during fiscal 2000 was approved, and the possible effect of such service on the independence of such firm was considered, by the Audit Committee. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

                              COST OF SOLICITATION

     The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. The Company has engaged Georgeson & Company, Inc. to solicit proxies from brokers, banks, other institutional holders, non-objecting beneficial owners ("NOBO's") and individual holders of record. The Company has agreed to pay the firm a fee of $10,000. The Company also has agreed to reimburse the firm for mailing and certain other costs. The Company anticipates the total cost to be paid under the agreement will be approximately $12,500.

     In addition, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telecopy or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company's Common Stock.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any stockholder proposal to be considered for presentation at the 2001 Annual Meeting of Stockholders, including any nomination of directors to the Board, must be received by the Company at its principal executive offices located at 6101 West Centinela Avenue, Culver City, California 90230, on or before March 30, 2001 for inclusion in the Company's Proxy Statement and form of Proxy.

                                 OTHER MATTERS

     The Corporation's by-laws require that there be furnished to the Corporation written notice with respect to the nomination of a person for election as a director (other than a person nominated by or at the direction of the Board of Directors), as well as the submission of a proposal (other than a proposal submitted by or at the direction of the Board of Directors), at an annual meeting of shareholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing shareholder and the nominee or the proposal, as the case may be, and must be furnished to the Corporation not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. In the case of the 2000 Annual Meeting, this deadline date was June 1, 2000. A copy of the applicable by-law provisions may be obtained, without charge, upon written request to the Secretary of the Corporation at its principal executive office.

     In the event that the Corporation receives notice of a shareholder proposal prior to the date specified by its by-laws, then, so long as the Corporation includes in its proxy statement advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, subject to limited exceptions. The Corporation has not received notice of any matters to be submitted for consideration at the Annual Meeting other than those set forth in the accompanying notice and, accordingly, if any matters properly come before the Annual Meeting for action, the enclosed proxy will be voted on such matters in accordance with the best judgment of the persons named in the proxy.

                                          By Order of the Board of Directors

                                          /s/ Michael B. Green
                                          Michael B. Green
                                          Secretary

Culver City, California
July 28, 2000

                                                                      APPENDIX A

          CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                          SIZZLER INTERNATIONAL, INC.

     The Audit Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") of Sizzler International, Inc. (the "Company") by providing oversight on matters relating to the integrity of the financial statements of the Company, the independence and performance of the Company's independent auditors, the compliance by the Company with legal and regulatory requirements, as well as such other matters as directed by the Board or this Charter.

MEMBERSHIP, ORGANIZATION AND MEETINGS.

     1. The Committee shall be appointed by the Chairman of the Board and approved by the Board. The Committee shall be comprised of not less than three independent members, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The composition of the Committee shall meet all of the independence restrictions required by the New York Stock Exchange.

        Each Committee member shall be "financially literate," as such qualification is interpreted by the Company's Board in its business judgment, or shall shortly attain such status within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Company's Board interprets such qualification in its business judgment.

     2. The Board of Directors will appoint committee members for a term of one year at their annual organizational meeting. The Committee will designate a chairman from its membership to preside over meetings and report Committee findings and recommendations to the Board.

     3. The Committee will establish its meeting schedule including executive sessions with management and the outside auditors.

RESPONSIBILITIES OF THE COMMITTEE.

     While the Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, or to determine that the financial statements of the Company are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and the independent auditor. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

 1. OVERSIGHT OF THE FINANCIAL REPORTING PROCESS.

     - The Committee shall review and discuss the audited financial statements with management.

     - The Committee shall discuss with the independent auditors matters related to the conduct of the audit.

     - The Committee shall receive and discuss disclosures from the auditors regarding the auditor's independence.

     - The Committee shall recommend to the Board that the audited financial statements be included in the annual report on Form 10-K for filing with the Securities and Exchange Commission based on the above review and discussion.

     - The Committee shall prepare a report to shareholders in accordance with the requirements of the Securities and Exchange Commission to be included in the annual proxy statement.

     - The Committee shall review interim financial statements.

 2. OVERSIGHT RESPONSIBILITY FOR INDEPENDENT AUDITORS' ENGAGEMENT.

     - The Committee shall hold the independent auditors accountable to the Board and the Committee, as representatives of shareholders.

     - The Committee will recommend, but the Board shall have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor.

     - The Committee shall receive from and discuss with the outside auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1 (Attachment A).

 3. OVERSIGHT RESPONSIBILITY FOR THE COMPANY'S INTERNAL ACCOUNTING CONTROLS.

     - The Committee shall discuss with management and the independent auditors the quality and adequacy of the Company's internal accounting controls.

     - The Committee shall review with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures; reserves, such as for bad debts, loan losses, restructurings or acquisitions, with a focus on newly established reserves and changes in reserves established in prior period; and any major changes to the Company's auditing and generally accepted accounting principles (GAAP) as suggested by the independent auditor or management.

     - The Committee shall review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

     - The Committee shall approve the appointment and replacement of the senior accounting executive.

 4. OVERSIGHT RESPONSIBILITY FOR THE COMPANY'S COMPLIANCE ISSUES ADDRESSING LEGAL AND ETHICAL CONCERN.

     - The Committee shall assist the Board in the review and monitoring, with the Company's Legal Counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     - The Committee shall annually review the adequacy of this Charter and recommend to the Board any modifications to this Charter which the Committee deems appropriate for approval by the Board.

                                  ATTACHMENT A

                          INDEPENDENCE STANDARDS BOARD

                                 STANDARD NO. 1

                 INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES

STANDARD

 1. This standard applies to any auditor intending to be considered an independent accountant with respect to a specific entity within the meaning of the Securities Acts (the "Acts") administered by the Securities and Exchange Commission. At least annually, such an auditor shall:

     a. disclose to the audit committee of the company (or the board of directors if there is no audit committee), in writing, all relationships between the auditor and its related entities and the company and its related entities that in the auditor's professional judgment may reasonably be thought to bear on independence;

     b. confirm in the letter that, in its professional judgment, it is independent of the company within the meaning of the Acts; and

     c. discuss the auditor's independence with the audit committee.

EFFECTIVE DATE

 2. The above communications are required with respect to audits of companies with fiscal years ending after July 15, 1999, with earlier application encouraged. Auditors and audit committees of first-time registrants shall have these communications prior to the company's initial offering of securities to the public. These communications shall cover all audits of financial statements for periods subsequent to the effective date of this standard, included in a registration statement for an initial public offering of securities, whether performed by the current or a predecessor auditor.

OFFICIAL COMMENT

 3. In adopting this standard, the Board does not intend that an isolated and inadvertent violation of the standard's requirements would constitute a per se impairment of the auditor's independence, provided that the auditor is in compliance with all other independence rules. The Board believes, however, that in such circumstances the auditor must remedy violations of the standard's requirements promptly upon discovery.

                          SIZZLER INTERNATIONAL, INC.

                                   P R O X Y


     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 28, 2000 and, revoking all prior proxies, appoints Charles A. Boppell and Steven R. Selcer and each of them (with full power to act without the other), with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of stock of Sizzler International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Sizzler International, Inc. to be held on August 30, 2000, and all adjournments and postponements thereof, upon the following matters and in the manner designated on the other side.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ITEMS 1 AND 2.


          (Continued, and to be signed and dated on the reverse side.)



                                   SIZZLER INTERNATIONAL, INC.
                                   P.O. BOX 11158
                                   NEW YORK, N.Y. 10203-0158


           [ ]

1.  Election of Directors     FOR all nominees  [X]    WITHHOLD AUTHORITY to vote    [X]    EXCEPTIONS    [X]
                              listed below             for all nominees listed below


Nominees: Class I: Barry E. Krantz and Kevin W. Perkins.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

"Exceptions" _________________________________________________________________________________________________


2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the voting thereof. All other proxies given by the undersigned are hereby expressly revoked. THIS PROXY IS BEING SOLICITED BY AND ON BEHALF OF THE BOARD
    OF DIRECTORS OF SIZZLER INTERNATIONAL, INC.



                                                             Change of Address and  [X]
                                                             or Comments Mark Here

                                                             Note: Please sign exactly as shown at
                                                             left, if stock is jointly held, each
                                                             owner should sign. Executors, administrators,
                                                             trustees, guardians, attorneys and corporate
                                                             officers should indicate their fiduciary
                                                             capacity and full title when signing.


                                                             Dated:____________________________, 1999

                                                             ________________________________________
                                                                            (Signature)

                                                             ________________________________________
                                                                            (Signature)

                                                             Voices must be indicated
                                                             (X) in Black or Blue ink.  [ ]


PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

